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                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption
"General Information - Independent Auditors" and to the incorporation by reference of our report dated February 5, 1996, in this Registration Statement (Form N-1A 33-18647 and 811-5398) of Alliance Variable Products Series Fund, Inc.

                                       ERNST & YOUNG LLP


New York, New York
October 15, 1996







































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